UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 3, 2005

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Bent Branch Drive, Irving, Texas 75063

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(972) 868-0225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being provided to correct certain information contained in a Current Report on Form 8-K filed on May 9, 2005 pursuant to which we described changes in our independent auditor. In the middle of the first paragraph of that Item 4.01 disclosure, we noted that “The Company has authorized its successor independent auditor to discuss those weaknesses with BDO.” That sentence has been amended to read “The Company has authorized BDO to fully respond to any inquiries of its successor independent auditor regarding those weaknesses.” Additionally, the following sentence has been added to the end of the first paragraph of the Item 4.01 disclosure: “BDO has provided such letter to the Company, a copy of which is filed as Exhibit 16.1 hereto.” Finally, the referenced exhibit is attached to this amended Current Report on Form 8-K/A. The full text of the amended Item 4.01 disclosure is set forth below.

Item 4.01 Changes in Certifying Accountant

Upon the recommendation of the Audit Committee of the Board of Directors of Aegis Communications Group, Inc. (the “Company”), BDO Seidman, LLP (“BDO”) has been dismissed as the Company’s independent auditor effective May 3, 2005. BDO served as the Company’s independent auditor for fiscal years 2003 and 2004. The reports of BDO for those fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During those fiscal years and for fiscal year 2005 through May 2, 2005 there were (A) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to such disagreements in its reports provided to the Company; and (B) on March 23, 2005, BDO reported to the Audit Committee of Aegis the existence of certain weaknesses in its internal controls over financial reporting, which we believe are “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. Those weaknesses, after discussion with and by the Company’s Audit Committee, were subsequently disclosed in the Company’s Form 10-K, Item 9A, filed on April 15, 2005. The Company has authorized BDO to fully respond to any inquiries of its successor independent auditor regarding those weaknesses. The Company has provided BDO with a copy of the disclosures contained herein and has requested that BDO provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the statements contained herein. BDO has provided such letter to the Company, a copy of which is filed as Exhibit 16.1 hereto.

Effective May 3, 2005, the Company’s Audit Committee engaged Russell, Bedford, Stefanou & Mirchanadi, LLP (“Russell Bedford”) to audit the Company’s financial statements for the fiscal year ending on December 31, 2005. Prior to the engagement of Russell Bedford, neither the Company nor anyone on behalf of the Company had consulted with Russell Bedford during the Company’s two most recent fiscal years and for fiscal year 2005 through May 2, 2005 in any matter regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report nor oral advice provided to the Company that

Russell Bedford concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issued; or (B) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter from BDO Seidman, LLP, addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 12, 2005	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Kannan Ramasamy
Kannan Ramasamy President and CEO

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from BDO Seidman, LLP, addressed to the Securities and Exchange Commission.